Exhibit 99.1

EVERTEC CLOSES ON THE ACQUISITION OF SINQIA, A LEADING PROVIDER OF SOFTWARE SOLUTIONS FOR FINANCIAL INSTITUTIONS IN BRAZIL
Amends existing credit agreement

SAN JUAN, PUERTO RICO – November 1, 2023 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec”, the “Company”, “we” or “our”) today announced that the Company has closed the previously announced transaction to acquire Sinqia, S.A. (“Sinqia”), a leading player in the market of software for financial services in Brazil.

Mac Schuessler, President and Chief Executive Officer stated, “We are excited about the future of Evertec and Sinqia. Together we will build a full-service technology company focused on providing the best products and services to our clients throughout the region.  This transaction completes another important step in our strategic objective of becoming the Fintech for the LATAM region and will now focus on ensuring a successful integration.”

As previously disclosed, Evertec obtained debt financing commitments to acquire Sinqia, and pay related fees and expenses. In connection with the closing of this transaction, on October 30, 2023, the Company entered into a first amendment to the existing credit agreement dated as of December 1, 2022. Under this amendment, Banco Popular de Puerto Rico and FirstBank Puerto Rico provided additional term loan A commitments amounting to $60,000,000 and a syndicate of financial institutions and other lenders provided a new tranche of term loan B commitments in the amount of $600,000,000. The interest rate on the additional term loan A will be the same as set forth in the existing credit agreement, while the interest rate on the new term loan B will be based on SOFR plus 3.50% for SOFR loans and 2.50% for base rate loans.

Advisors

Evercore, Seneca Evercore and Goldman Sachs served as lead financial advisors to Evertec. Truist Securities also served as a financial advisor to Evertec. Latham & Watkins and Mattos Filho served as legal advisors to Evertec. The debt financing was arranged by Truist Securities, Inc., Citizens Bank, N.A. and Fifth Third Bank, N.A. as Joint Lead Arrangers.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, Puerto Rico and the Caribbean, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company processes over six billion transactions annually and manages a system of electronic payment networks in Puerto Rico and Latin America and offers a comprehensive suite of services for core banking, cash processing, and fulfillment in Puerto Rico. Additionally, the Company offers technology outsourcing and payment transactions fraud monitoring to all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Forward-Looking Statements

Certain statements in this earnings release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding expectations relating to services and products to be provided by Evertec following the acquisition of Sinqia, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, our inability to integrate Sinqia successfully into the Company and the other factors set forth under “Part 1, Item 1A. Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2023, as any such factors are updated from time to time in the Company’s subsequent filings with the SEC.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.

Investor Contact
Beatriz Brown-Sáenz
(787) 773-5442
IR@evertecinc.com